UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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MIDDLEFIELD BANC CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 4, 2016

Dear Shareholders:

You are cordially invited to attend the 2016 Annual Meeting of Shareholders of Middlefield Banc Corp. The meeting will be held on Wednesday, May 11, 2016, 1:00 p.m. local time at SunValley Banquet & Party Center, 10000 Edwards Lane, Aurora, Ohio, 44202. The attached Notice of Annual Meeting of Shareholders and proxy statement discuss the business to be conducted at the meeting.

Your vote is important, regardless of the number of shares you own. Please read the enclosed proxy statement and then complete, sign, and date the enclosed proxy and return it in the accompanying postage-paid return envelope as promptly as possible. You may also use the Internet to vote by following the instructions on your proxy card. This will not prevent you from voting in person, but it will ensure that your vote is counted.

Thank you for your attention to this important matter.

Sincerely,

Carolyn J. Turk
Chairman of the Board

15985 East High Street, P.O. Box 35 • Middlefield, Ohio 44062 • 440/632-1666 • 888/801-1666 • 440/632-1700 (FAX) • www.middlefieldbank.com

MIDDLEFIELD BANC CORP.

15985 East High Street

P.O. Box 35

Middlefield, Ohio 44062

(440) 632-1666

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Notice is hereby given that the 2016 Annual Meeting of Shareholders of Middlefield Banc Corp. will be held at SunValley Banquet & Party Center, 10000 Edwards Lane, Aurora, Ohio, 44202, on Wednesday, May 11, 2016, at 1:00 p.m. local time.

A proxy and a proxy statement for the 2016 Annual Meeting of Shareholders are enclosed. The purpose of the annual meeting is to consider and act upon –

(1)	election of four directors to serve until the 2019 Annual Meeting of Shareholders or until their successors are elected and qualified,

(2)	election of one director to serve until the 2018 Annual Meeting of Shareholders or until a successor is elected and qualified,

(3)	a non-binding proposal to approve the compensation of Middlefield Banc Corp.’s named executive officers, and

(4)	ratification of the appointment of S.R. Snodgrass, P.C. as independent auditor for the fiscal year ending December 31, 2016.

The Board of Directors is not aware of any other business to be presented at the annual meeting. Any action may be taken on the foregoing proposals at the 2016 annual meeting on the date specified or on any date or dates to which the annual meeting is adjourned or postponed. The record date for determining shareholders entitled to vote at the meeting is March 21, 2016.

Shareholders have a choice of voting on the Internet or by mailing a traditional proxy card. Your vote is important. We therefore urge you to vote promptly by using the Internet or by signing, dating, and returning the enclosed proxy card in the postage-paid return envelope provided, regardless of whether you expect to attend the annual meeting in person. If you vote by Internet, you do not need to return the proxy card. Internet voting information is provided on the proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 11, 2016. This Proxy Statement, the Proxy Card, the Chairman’s letter, and the Annual Report on Form 10-K are available at www.middlefieldbank.com.

To obtain directions to attend the annual meeting and vote in person, please contact our corporate headquarters at (440) 632-1666 or (888) 801-1666 during regular business hours.

By Order of the Board of Directors,

Kathleen M. Johnson
Secretary

Middlefield, Ohio

April 4, 2016

THANK YOU FOR ACTING PROMPTLY

MIDDLEFIELD BANC CORP.

15985 East High Street

P.O. Box 35

Middlefield, Ohio 44062

(440) 632-1666

PROXY STATEMENT

Middlefield Banc Corp., an Ohio corporation, is furnishing this proxy statement to you on behalf of the board of directors to solicit your proxy for use at the 2016 Annual Meeting of Shareholders. The annual meeting will be held on Wednesday, May 11, 2016, at 1:00 p.m. local time, at SunValley Banquet & Party Center, 10000 Edwards Lane, Aurora, Ohio, 44202. The accompanying Notice of Meeting and this Proxy Statement are first being mailed to shareholders on or about April 4, 2016.

References in this proxy statement to “Middlefield,” “we,” “us,” and “our” mean Middlefield Banc Corp. alone or Middlefield Banc Corp. and its subsidiaries, depending on the context. The subsidiaries of Middlefield Banc Corp. are The Middlefield Banking Company and EMORECO, Inc.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Purpose of the Meeting. At the annual meeting we will ask Middlefield shareholders (1) to elect four directors to serve until the 2019 Annual Meeting of Shareholders or until their successors are elected and qualified, (2) to elect one director to serve until the 2018 Annual Meeting of Shareholders or until a successor is elected and qualified, (3) to act on a non-binding, advisory proposal to approve the named executive officer compensation disclosed in this proxy statement in accordance with SEC rules, and (4) to ratify the appointment of Middlefield’s independent auditor. The non-binding proposal for approval of executive compensation is commonly known as a say-on-pay proposal.

Voting Procedures. If you were a shareholder at the close of business on March 21, 2016 you are entitled to vote at the annual meeting. As of March 21, 2016 there were 1,882,026 shares of Middlefield common stock issued and outstanding.

The enclosed proxy is for use if you are unable to attend the annual meeting in person or if you wish to have your shares voted by proxy even if you attend the annual meeting. Regardless of whether you plan to attend the annual meeting, please vote your shares by (1) the Internet or (2) completing, signing, dating, and returning the enclosed proxy as soon as possible in the postage paid envelope provided. If you hold your shares in the name of a bank or broker, the availability of Internet voting will depend on the voting processes of the bank or broker.

Proxies solicited hereby may be used at the annual meeting only and will not be used for any other meeting. Proxies solicited by the board will be voted in accordance with the directions given. If no instructions are given, proxies will be voted in favor of the proposals set forth in this proxy statement.

Revocation of Proxies. Shareholders who execute proxies retain the right to revoke them at any time before completion of the annual meeting, but revocation will not affect a vote previously taken. If your common stock is held in street name, you must follow the instructions of your broker, bank, or other nominee to revoke your proxy instructions. If you are a holder of record and wish to revoke your proxy instructions, you may revoke a proxy by –

•	attending the annual meeting and advising Middlefield’s Secretary that you intend to vote in person (but your attendance at the annual meeting will not constitute revocation of a proxy),

•	giving a subsequent proxy relating to the same shares, or

•	filing with the Secretary at or before the annual meeting a written revocation notice bearing a later date than the proxy.

A written notice revoking a proxy should be delivered to Ms. Kathleen M. Johnson, Secretary, Middlefield Banc Corp., 15985 East High Street, P.O. Box 35, Middlefield, Ohio 44062. Unless revoked, the shares represented by proxies will be voted at the annual meeting.

Expense of Soliciting Proxies. Middlefield will bear the cost of soliciting proxies. We will reimburse brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of common stock. In addition to solicitations by mail, directors, officers, and regular employees of Middlefield and its subsidiaries may solicit proxies personally or by telephone, but they will receive no additional compensation for doing so.

Quorum and Vote Required. A quorum is necessary for the conduct of business at the annual meeting. When present in person or by proxy at the annual meeting, the holders of a majority of the shares of Middlefield common stock issued and outstanding and entitled to vote constitute a quorum.

Shareholders are entitled to one vote for each share held. Shareholders are not entitled to cumulate their votes in the election or removal of directors or otherwise. Directors are elected by a plurality vote of shareholders present in person or by proxy and constituting a quorum, meaning the nominees receiving the greatest numbers of votes will be elected. We will consider the say-on-pay proposal to be approved if the proposal receives the affirmative vote of a majority of the votes cast. We will consider the proposal to ratify the appointment of S.R. Snodgrass, P.C. as independent auditor to be approved if the proposal receives the affirmative vote of a majority of the votes cast.

Abstentions and Broker Non-Votes. Abstention may be specified on all proposals except the election of directors. A broker non-vote arises when shares held by a broker nominee for a beneficial owner/customer are not voted because the broker nominee does not receive voting instructions from the customer and lacks discretionary authority to vote the shares without instructions. Brokers normally have authority to vote on routine matters, such as the ratification of independent registered public accounting firms, but not on non-routine matters, such as amendments of charter documents, executive compensation proposals, and the election of directors. Our Regulations provide in Article I, section 7 that a majority of votes cast is sufficient to constitute the act of shareholders. Because abstentions and broker non-votes are not counted as votes cast, they will have no impact on any of the proposals, although they will be counted for purposes of establishing that a quorum is present at the meeting.

Board Recommendations. The board of directors recommends that you vote FOR election of the director nominees identified in this proxy statement, FOR the say-on-pay proposal, and FOR ratification of the appointment of S.R. Snodgrass, P.C. as auditor.

CORPORATE GOVERNANCE

Director Independence. A majority of Middlefield’s directors are independent, as the term independence is defined in Rule 5605(a)(2) of the NASDAQ Stock Market listing rules and as defined by Rule 10A-3(b)(1)(ii) of the Securities and Exchange Commission. The board has determined that all of the current directors and director nominees other than Messrs. Caldwell and Heslop are independent directors, including all directors serving on the Corporate Governance and Nominating Committee, the Audit Committee, and the Compensation Committee.

Leadership Structure of the Board. The office of Chairman of the Board and the office of President and Chief Executive Officer have traditionally been separate at Middlefield. Middlefield believes that separation of these two offices is consistent with the board’s responsibility for oversight of management and of Middlefield’s affairs generally. The time, effort, and energy that the Chief Executive Officer and President must devote to that position, as well as the commitment required to serve as Chairman of the Board, make it impractical for one person to serve in both roles. The board believes that an independent director serving as Middlefield’s Chairman of the Board is the appropriate leadership structure at this time, demonstrating Middlefield’s commitment to good corporate governance.

Risk Oversight. The board is actively involved in oversight of the risks that could affect Middlefield. The board’s oversight is conducted primarily through committees, but the full board retains responsibility for general oversight of risks. Board committees exercising oversight of risks include (1) an Audit Committee that takes into account financial reporting and legal and compliance risks, (2) a Compensation Committee that is responsible for risks relating to Middlefield’s employment policies and compensation and benefits systems, (3) a Corporate Governance and Nominating Committee that oversees risks relating to management and board succession planning and Middlefield’s ethics and business practices, and (4) other bank committees, such as the loan and asset/liability management committees, that are responsible for exercising oversight of the risks associated with the business of banking. The board satisfies its risk oversight responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within Middlefield, The Middlefield Banking Company, and EMORECO, Inc.

Code of Ethics. Our Code of Ethics requires that directors, executive officers, and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in Middlefield’s best interests. Directors, executive officers, and employees must report any conduct they believe in good faith to be an actual or apparent violation of the Code of Ethics. Middlefield’s Code of Ethics includes a Code of Ethics for Financial Professionals, which applies to the principal executive officer, principal financial officer, principal accounting officer or controller, or person performing similar functions. The goal of the Code of Ethics for Financial Professionals is to promote integrity in the preparation and reporting of financial information and to assure full, fair, accurate, timely, and understandable disclosure in SEC reports and other public communications. The Code of Ethics is available at www.middlefieldbank.com.

Shareholder Communications. A shareholder who wishes to communicate with the board or with individual directors concerning Middlefield’s financial statements, accounting practices, or internal controls should write to the chairman of the Audit Committee in care of Ms. Kathleen M. Johnson, Secretary, at Middlefield Banc Corp., 15985 East High Street, P.O. Box 35, Middlefield, Ohio 44062. If the shareholder’s concern relates to Middlefield’s governance practices, business ethics, or corporate conduct, the concern should be submitted in writing to the chairman of the Corporate Governance and Nominating Committee in care of Ms. Kathleen M. Johnson, Secretary, at the address above. Other concerns may be submitted to any of the independent directors in care of Ms. Kathleen M. Johnson at that address.

Board Meetings and Committees. Middlefield’s board held nine meetings in 2015. The individuals who served in 2015 as directors of Middlefield attended at least 75% of the sum of the total number of board meetings and the total number of meetings held by all committees on which he or she served. The board encourages directors to attend the annual meeting of shareholders. Of the ten directors who served in 2015, nine attended the 2015 annual meeting. Directors serving on the Corporate Governance and Nominating Committee, the Compensation Committee, and the Audit Committee are –

Corporate Governance and Nominating Committee	Compensation Committee	Audit Committee
Eric W. Hummel *	Eric W. Hummel	Kenneth E. Jones

William J. Skidmore	Kenneth E. Jones	Darryl E. Mast

Darryl E. Mast	William J. Skidmore *	James J. McCaskey

Carolyn J. Turk, C.P.A.	Robert W. Toth	Robert W. Toth *

Carolyn J. Turk, C.P.A.

*	Committee Chairman

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee recommends to the board the slate of director nominees to be proposed by the board for election by the shareholders, any director nominees to be elected by the board to fill interim director vacancies, and the directors to be selected for membership on and chairmanship of the committees of the board. In addition, the committee considers general corporate governance matters on behalf of the board and annually reviews with the board the requisite skills and criteria for new members. The committee also reviews the composition and function of the board as a whole. The committee met five times in 2015.

To identify nominees, the committee relies on personal contacts as well as its knowledge of members of the local communities. Middlefield has not previously used an independent search firm to identify nominees. The committee does not have a policy for the consideration of diversity in the nomination process, but the committee takes into account in its deliberations all facets of a potential nominee’s background, including the following –

•	personal qualities and characteristics,

•	accomplishments and reputation in the business community,

•	financial, regulatory, and business experience,

•	current knowledge and contacts in the communities in which Middlefield does business,

•	ability and willingness to commit adequate time to board and committee matters,

•	fit of the individual’s skills with those of other directors and potential directors in building a board that is effective and responsive to Middlefield’s needs,

•	independence, and

•	any other factors the board deems relevant, including diversity of viewpoints, background, experience, and other demographics.

The committee also considers and reviews the director’s board and committee attendance and performance, length of board service, experience, skills, the contributions that the director brings to the board, and independence. The committee’s goal is to identify individuals who will enhance and add valuable perspective to the board’s deliberations and who will assist Middlefield in its effort to capitalize on business opportunities in a challenging and highly competitive market.

A copy of the Corporate Governance and Nominating Committee charter is available at www.middlefieldbank.com, along with a copy of our Corporate Governance Guidelines. A copy of the charter and guidelines is also available in print to shareholders upon request, addressed to Middlefield’s Secretary, Ms. Kathleen M. Johnson, at Middlefield Banc Corp., 15985 East High Street, P.O. Box 35, Middlefield, Ohio 44062.

The committee will consider director nominees recommended by shareholders. A shareholder may submit a nomination for director by following the procedures specified in article III, section 4, of Middlefield’s Regulations. Among other things, these procedures require that the shareholder deliver to Middlefield’s Secretary a written notice stating the name and age of each nominee, the nominee’s principal occupation, and the number of shares of Middlefield common stock the shareholder beneficially owns. The written consent of the nominee to serve as a director must also be provided by the shareholder making the nomination. The information must be provided to the Secretary at least 60 days before the date corresponding to the date on which Middlefield’s proxy materials were mailed to shareholders for the previous year’s annual meeting, and no more than 120 days before that date. A nomination made by a shareholder who does not comply with these procedures will be disregarded.

Middlefield’s Corporate Governance Guidelines provide that upon attaining age 75 a director may complete his or her term but may not stand for election to an additional term.

Compensation Committee. The Compensation Committee establishes the base salary of each executive officer as well as the executives’ award levels under the Annual Incentive Plan. The committee is also responsible for administration of other executive benefits and plans, including the 2007 Omnibus Equity Plan and the executive deferred compensation agreements entered into by The Middlefield Banking Company. The Compensation Committee’s performance review of the Chief Executive Officer takes into account reports submitted by each director. Performance reviews of other executives are the primary responsibility of the Chief Executive Officer. The Compensation Committee met four times in 2015. A copy of the Compensation Committee charter is available at www.middlefieldbank.com.

The Compensation Committee has in the past sought input on both board and executive compensation issues from compensation consultants. The committee sometimes engages consultants to conduct periodic comprehensive total compensation studies or to advise about compensation practices generally. The Compensation Committee retains the right to hire, fire, and obtain advice and assistance from legal counsel or other experts or consultants, consistent with its charter. In 2014 the Compensation Committee solicited proposals from compensation consultants for recommendations about equity compensation, both for management and for directors. The Compensation Committee ultimately selected Meyer-Chatfield Compensation Advisors in late 2014. In early 2015 Meyer-Chatfield analyzed community banking organizations’ equity compensation practices and made recommendations for more closely aligning equity compensation practices with stockholder interests. Taking Meyer-Chatfield’s recommendations and analysis into account, we have implemented a change in our equity compensation practices, awarding restricted stock with vesting dependent not only on continued service over time but also on achieving an established average annual return on Middlefield stock.

Audit Committee. The Audit Committee appoints Middlefield’s independent public auditor, reviews and approves the audit plan and fee estimate of the independent public auditor, appraises the effectiveness of the internal and external audit efforts, evaluates the adequacy and effectiveness of accounting policies and financial and accounting management, supervises the internal auditor, and reviews and approves the annual financial statements. The Audit Committee has the authority to engage separate legal counsel and other advisors, as necessary, to execute its duties. The Audit Committee met six times in 2015. A copy of the Audit Committee charter is available at www.middlefieldbank.com.

Middlefield believes that the directors serving on the Audit Committee do not have a relationship with Middlefield or its subsidiaries that would interfere with the exercise of independent judgment as directors. The board believes that all members of the Audit Committee satisfy the current independence requirements of the NASDAQ Stock Market and applicable rules and regulations of the SEC, and that Director Jones and Director Turk are audit committee financial experts, as that term is defined in SEC rules.

Audit Committee Report. The Audit Committee reviewed and discussed the audited financial statements for the year ended December 31, 2015, and discussed the audited financial statements with management. The Audit Committee has also discussed with S.R. Snodgrass, P.C., Middlefield’s independent auditor, the matters required to be discussed by PCAOB AU Section 380 (Communication with Audit Committees). The Audit Committee received the written disclosures and the letter from S.R. Snodgrass, P.C. required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and discussed with S.R. Snodgrass, P.C. its independence. Based on this, the Audit Committee recommended to the board that the audited financial statements be included in Middlefield’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee:

Kenneth E. Jones, Darryl E. Mast, James J. McCaskey, Robert W. Toth, and Carolyn J. Turk, C.P.A.

DIRECTOR COMPENSATION

The following table shows the compensation paid to nonemployee directors for their service in 2015, including their service on our board, on the board of The Middlefield Banking Company, and on board committees of Middlefield and The Middlefield Banking Company. The compensation of Directors Caldwell and Heslop is included in the Summary Compensation Table.

Name	($) Fees Earned or Paid in Cash	($) Stock Awards*	($) Option Awards	($) Non-Equity Incentive Plan Compensation	($) Nonqualified Deferred Compensation Earnings	($) All Other Compensation	($) Total
Eric W. Hummel	40,200	2,048	0	n/a	n/a	0	42,248
Kenneth E. Jones	45,800	2,048	0	n/a	n/a	0	47,848
Darryl E. Mast	43,750	2,048	0	n/a	n/a	0	45,798
James J. McCaskey	39,350	2,048	0	n/a	n/a	0	41,398
William J. Skidmore	47,850	2,048	0	n/a	n/a	0	49,898
Joseph J. Thomas	34,500	2,048	0	n/a	n/a	0	36,548
Robert W. Toth	43,750	2,048	0	n/a	n/a	0	45,798
Carolyn J. Turk	54,600	2,048	0	n/a	n/a	0	56,648

*	Each nonemployee director was awarded 65 fully vested shares on August 10, 2015. The price of our stock on that date was $31.50.

Director Fees. Middlefield directors receive compensation of $750 for each board and committee meeting attended. Middlefield’s Chairman of the Board receives additional annual compensation of $4,000. The Middlefield Banking Company directors receive compensation of $1,800 per month less $100 for each meeting not attended in a particular month. The Middlefield Banking Company directors also receive $500 in committee fees for each meeting attended. The 2015 compensation of Director Jones includes $2,700 for his service on our Central Ohio Regional Advisory Board. Directors of EMORECO, Inc. receive no compensation for board service.

Director Indemnification. At the 2001 annual meeting shareholders approved the form and use of indemnification agreements for directors. The indemnification agreements allow directors to select the most favorable indemnification rights provided under (1) Middlefield’s Second Amended and Restated Articles of Incorporation or Regulations in effect on the date of the indemnification agreement or on the date expenses are incurred, (2) state law in effect on the date of the indemnification agreement or on the date expenses are incurred, (3) any liability insurance policy in effect when a claim is made against the director or on the date expenses are incurred, and (4) any other indemnification arrangement otherwise available. The agreements cover all fees, expenses, judgments, fines, penalties, and settlement amounts paid in any matter relating to the director’s role as a Middlefield director, officer, employee, agent, or when serving as Middlefield’s representative with respect to another entity. Each indemnification agreement provides for the prompt advancement of all expenses incurred in connection with any proceeding subject to the director’s obligation to repay those advances if it is determined later that the director is not entitled to indemnification.

VOTING SECURITIES AND PRINCIPAL HOLDERS

The following table shows the beneficial ownership of Middlefield common stock on March 21, 2016 on the part of each director, each director nominee, each executive officer identified in the Summary Compensation Table, and all directors, nominees, and executive officers as a group. For purposes of the table, a person is considered to own beneficially any shares over which he or she exercises sole or shared voting or investment power or of which he or she has the right to acquire beneficial ownership within 60 days. Unless noted otherwise, voting power and investment power are exercised solely by the person named or they are shared with members of his or her household. The percentage figures are based on 1,882,026 shares outstanding, plus the number of shares each individual has the right to acquire within 60 days.

Directors, Director Nominees, and Named Executive Officers	Shares Beneficially Owned		Shares Acquirable Within 60 Days By Option Exercise (1)	Percent of Stock
Thomas G. Caldwell, director, President & CEO	14,065	(2)	5,525	1.0%
James R. Heslop, II, director, EVP and COO	7,760		3,475	(6)
Eric W. Hummel, director	6,234		0	(6)
Kenneth E. Jones, director	7,764	(3)	2,837	(6)
Darryl E. Mast, director	6,819		0	(6)
James J. McCaskey, director	3,417	(4)	1,500	(6)
Clayton W. Rose III, director nominee	1,829		1,500	(6)
William J. Skidmore, director	4,670		2,837	(6)
Donald L. Stacy, CFO and Treasurer	2,059		3,775	(6)
Joseph J. Thomas, director (until March 31, 2016)	165		0	(6)
Robert W. Toth, director	24,988	(5)	1,500	1.4%
Carolyn J. Turk, director	11,122		1,500	(6)
other executive officers (7 people)	1,226		3,800	(6)
all directors, nominees, and executive officers as a group (19 people)	92,119		28,249	6.3%

(1)	Options granted under Middlefield’s 1999 Stock Option Plan or the 2007 Omnibus Equity Plan. Options granted under the plans vest and become exercisable one year after the grant date and have ten-year terms.
(2)	Includes shares held by Mr. Caldwell as custodian for his minor children.
(3)	Includes 1,132 shares held by spouse. Mr. Jones disclaims beneficial ownership of those shares.
(4)	Includes 686 shares held by spouse.
(5)	Includes 4,332 shares held by spouse.
(6)	Does not exceed 1%.

Director Stock Ownership Guidelines. Middlefield’s Corporate Governance Guidelines include stock ownership guidelines for directors. The guidelines state that within three years after election a director should own Middlefield common stock equal in value to at least two times the director’s yearly base compensation for service as a director of The Middlefield Banking Company, and three times base compensation within six years. As of December 31, 2015, the projected annual yearly compensation of a director other than the Chairman of the Board is $21,600.

Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Securities Exchange Act of 1934 requires that directors and executive officers, as well as any persons who own more than 10% of a registered class of equity securities, file with the SEC initial reports of ownership and reports of changes in ownership. Based solely on review of the copies of such reports furnished to Middlefield and written representations to Middlefield, to Middlefield’s knowledge all section 16(a) filing requirements applicable to its executive officers, directors, and greater than 10% beneficial owners were complied with during the fiscal year ended December 31, 2015, except that Director Mast and executive officers Dalessandro, Erminio, Hollinger, and Male have not filed a Form 3.

SUMMARY COMPENSATION TABLE

The majority of the compensation of executive officers is paid by The Middlefield Banking Company, but compensation shown in the table is aggregate compensation paid by Middlefield, The Middlefield Banking Company, and Emerald Bank. No compensation is paid by EMORECO, Inc. Emerald Bank merged into The Middlefield Banking Company on January 20, 2014.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (3)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (4)	Total ($)
Thomas G. Caldwell	2015	303,196	0	0	(5)	0	81,837	0	42,810	427,843
President and Chief Executive Officer	2014	292,081	0	0		0	63,120	0	45,465	400,666
James R. Heslop, II	2015	240,161	0	0	(5)	0	42,142	0	33,125	315,427
Executive Vice President and Chief Operating Officer	2014	230,977	0	0		0	32,498	0	35,167	298,641
Donald L. Stacy	2015	166,378	0	0	(5)	0	33,197	0	25,926	225,501
Chief Financial Officer and Treasurer	2014	159,910	0	0		0	25,600	0	27,548	213,057

(1)	Includes salary deferred at the election of the executive under The Middlefield Banking Company’s 401(k) retirement plan. Also includes fees for service as a director. Mr. Caldwell’s director fees were $29,750 in 2015 and $28,350 in 2014. Mr. Heslop’s director fees were $29,000 in 2015 and $28,350 in 2014.
(2)	Bonus amounts are attributable to performance in the year shown but are paid in the first quarter of the following year.
(3)	The 2015 cash incentive payments under The Middlefield Banking Company’s Annual Incentive Plan were made on March 4, 2016, based on financial performance and the executives’ performance in 2015, and the 2014 cash incentive payments were made in February of 2015, based on financial performance and the executives’ performance in 2014.
(4)	The figures in the All Other Compensation column are the sum of matching contributions under The Middlefield Banking Company’s 401(k) plan and contributions and interest earnings credited by The Middlefield Banking Company for each executive under the executive deferred compensation agreements. The bank made contributions of $8,196 to the 401(k) plan account of Mr. Caldwell in 2015, $6,329 to the account of Mr. Heslop, and $4,986 to the account of Mr. Stacy. The 2015 contributions and interest earnings for the executive deferred compensation agreements were contributions of $27,352 and interest earnings of $7,262 for Mr. Caldwell, contributions of $21,124 and interest earnings of $5,672 for Mr. Heslop, and contributions of $16,640 and interest earnings of $4,300 for Mr. Stacy.

(5)	Messrs. Caldwell, Heslop, and Stacy received conditional stock awards on June 22, 2015. The number of shares awarded was 814 shares to Mr. Caldwell, 628 shares to Mr. Heslop, and 495 shares to Mr. Stacy. To become vested in and entitled to that number of shares, two conditions must be satisfied. The first condition is the executive must maintain continuous service with Middlefield for three years, although this condition will be waived in the case of death or disability or a change in control occurring in the three-year period. The second condition is the average annual return of Middlefield stock for the years 2015, 2016, and 2017 must be at least 8.00%. For this purpose annual return is the sum of annual dividends and the excess of the closing stock price on the final trading day of the year over the closing price on the final trading day of the preceding year, divided by the closing stock price on the final trading day of the preceding year. The three-year average of the annual returns for 2015, 2016, and 2017 will determine whether the 8.00% goal is satisfied. If the 8.00% goal is not satisfied but the average annual return is positive, the recipient will become the owner of and entitled to a portion of the conditional stock award, forfeiting the remainder. The portion that will be issued to the recipient is the percentage of the total award equal to the percentage achievement of the 8.00% goal. If the average annual return is negative, the entire award is forfeited, unless the Compensation Committee waives the performance condition. If average annual return exceeds 8.00%, the nominal amount of the conditional stock award will increase, up to a maximum of 125% of the nominal award, increasing based on the percentage excess of actual average return over the 8.00% goal. Accordingly, the maximum potential conditional stock award total for Mr. Caldwell is 1,018 shares, for Mr. Heslop 785 shares, and for Mr. Stacy 619 shares. The terms of the award and a copy of the form of conditional award agreement are included in the Form 8-K Current Report filed by Middlefield with the SEC on June 24, 2015. The closing stock price on December 31, 2014 was $33.61. The closing stock price on December 31, 2015 was $32.40, and dividends per share for 2015 were $1.07. Based on this, the return for 2015 was negative, or (0.42)%, but the award nevertheless be earned in full if the average annual return at the end of 2017 is at least 8.00%. Middlefield determined that the stock awards had no fair value on the award date for accounting purposes, and as a result no compensation expense was recognized for the awards in 2015.

Perquisites and other personal benefits provided to each of the named executive officers in 2015 and 2014 had a value of less than $10,000. The value of insurance on the lives of the named executive officers is not included in the Summary Compensation Table because the executives have no interest in the policies. However, the executives are entitled to designate the beneficiary of death benefits payable by The Middlefield Banking Company under executive survivor income agreements. See the “Executive Survivor Income Agreements” discussion below.

Annual Incentive Plan. In 2003 The Middlefield Banking Company established the Annual Incentive Plan, a short-term cash incentive plan that rewards employees with additional cash compensation if specific objectives are achieved. An employee’s potential cash incentive payment under the Annual Incentive Plan depends upon two factors: (x) the employee’s position, which establishes a maximum cash incentive award as a percent of base salary, and (y) the degree to which the performance targets, such as targeted net income, and individual performance targets, are achieved. Annual incentive payments under the plan for a particular year generally are based on objective financial performance criteria established by the board, with the Compensation Committee’s recommendation. A copy of the plan is included as exhibit 10.22 to the Form 8-K Current Report that we filed with the SEC on June 12, 2012, which is available for viewing or download at www.sec.gov. All employees are eligible for awards under the Annual Incentive Plan. The plan is terminable by the board at any time.

The bank-wide performance objectives that had to be achieved in 2015 in order for Messrs. Caldwell, Heslop, and Stacy to receive a cash incentive payment under the plan included a net income goal, a goal for reduction of adversely classified loans as a percent of the sum of tier 1 capital and the allowance for loan and lease losses, a goal for loan growth, and a goal having to do with the regulatory and supervisory status of Middlefield and The Middlefield Banking Company. Please see the Form 8-K Current Report filed by Middlefield with the SEC on June 18, 2015 for additional information. In future years other financial performance measures could be taken into account, such as return on average equity (ROAE), return on average assets (ROAA), deposit growth, and net interest margin. The Compensation Committee also considers individual performance goals.

2007 Omnibus Equity Plan. The 2007 Omnibus Equity Plan authorizes the issuance of 160,000 shares of Middlefield common stock. Middlefield’s Compensation Committee administers the Omnibus Equity Plan. Shares of common stock issued under the Omnibus Equity Plan may be treasury shares, authorized and unissued shares not reserved for any other purpose, or a combination of treasury shares and authorized but unissued shares. Awards to employees may take the form of incentive stock options, or ISOs, that qualify for favored tax treatment under Internal Revenue Code section 422, stock options that do not qualify under section 422, referred to as NQSOs, stock appreciation rights, or SARs, restricted stock, and performance shares. In contrast to the kinds of awards that may be made to employees, non-employee directors are eligible for awards of NQSOs and restricted stock only. The terms of each award are stated in award agreements. Of the shares authorized for issuance under the Omnibus Equity Plan, up to one half may be reserved for issuance under incentive stock options. The aggregate number of shares underlying awards granted to an individual participant in a single year may not exceed 16,000.

Unless the participant’s award agreement provides otherwise, when a participant employee’s service terminates or when a non-employee director participant’s service terminates the portion of any award held by the participant that is not exercisable is forfeited. All NQSOs, SARs, and ISOs held by the participant that are exercisable are forfeited if not exercised before the earlier of the expiration date specified in the award agreement or 90 days after termination occurs. However, all of a participant’s outstanding awards are forfeited if the participant’s employment or director service terminates for cause or if in Middlefield’s judgment a basis for termination for cause exists, regardless of whether the awards are exercisable and regardless of whether the participant’s employment or director service actually terminates. However, shares of restricted stock or performance shares that have been released from escrow and distributed to the participant are not affected by a termination for cause.

If a change in control of Middlefield occurs, the Compensation Committee has broad authority and sole discretion to take actions it deems appropriate to preserve the value of participants’ awards. In general, a change in control means one or more of the following events occur –

•	a change in the composition of Middlefield’s board of directors, after which the incumbent members of the board on the effective date of the Plan – including their successors whose election or nomination was approved by those incumbent directors and their successors – no longer represent a majority of the board,

•	a person (other than persons such as subsidiaries or benefit plans) becomes a beneficial owner of Middlefield securities representing 25% or more of the combined voting power of all securities eligible to vote for the election of directors, excepting business combinations after which Middlefield’s shareholders own more than 50% of the resulting company and except for stock issuances approved by incumbent directors and their successors;

•	a merger, consolidation, share exchange, or similar form of business combination transaction requiring approval of Middlefield’s shareholders, excepting business combinations after which Middlefield’s shareholders own more than 50% of the resulting company; or

•	Middlefield’s shareholders approve a plan of complete liquidation or dissolution or sale of all or substantially all of Middlefield’s assets.

Executive Deferred Compensation Agreements. The Middlefield Banking Company entered into executive deferred compensation agreements with Messrs. Caldwell, Heslop, and Stacy on December 28, 2006. Amended on May 9, 2008 for compliance with Internal Revenue Code section 409A, the executive deferred compensation agreements provide supplemental retirement income benefits. The arrangement is noncontributory, meaning contributions can be made solely by The Middlefield Banking Company. For each year the executive remains employed with The Middlefield Banking Company, until attaining age 65, The Middlefield Banking Company may credit each executive with a contribution equal to 5% of the executive’s base annual salary. Contributions exceeding 5% of salary are conditional on achievement of performance goals: (x) The Middlefield Banking Company’s net income for the plan year and (y) The Middlefield Banking Company’s peer ranking for the plan year, based on the Uniform Bank Performance Report available on the Federal Financial Institutions Examination Council’s website at www.ffiec.gov/UBPR.htm. The UBPR is an analytical tool created for bank supervisory, examination, and management purposes. In a concise format, the UPBR shows the impact of management decisions and economic conditions on a bank’s performance and balance-sheet composition.

Each of the two performance goals can account for a contribution of up to 7.5% of the executive’s base annual salary. The net income goal for each year is established by the Compensation Committee by March 31 of that year. The Compensation Committee’s decisions are not final unless approved by a majority of Middlefield’s independent directors.

Executive Survivor Income Agreements. The Middlefield Banking Company entered into executive survivor income agreements with executives in June 2003, including Messrs. Caldwell, Heslop, and Stacy. The agreements promise a specific cash benefit payable by The Middlefield Banking Company to an executive’s designated beneficiary at the executive’s death, provided the executive dies before attaining age 85. The benefit would be paid to the executive’s beneficiary if the executive dies in active service to The Middlefield Banking Company, but it also would be payable for death occurring after the executive’s termination of service if the executive terminated (x) because of disability, or (y) within 12 months after a change in control of Middlefield, or (z) after having attained age 55 with at least ten years of service to The Middlefield Banking Company or after having attained age 65.

The total death benefit payable to Mr. Caldwell’s beneficiaries if he dies in active service to The Middlefield Banking Company is $471,741, the benefit payable to Mr. Heslop’s beneficiaries is $368,970, and the benefit payable to Mr. Stacy’s beneficiaries is $222,619. For death after terminating active service with The Middlefield Banking Company, the death benefit for Mr. Caldwell’s beneficiaries is $471,741, $368,970 for Mr. Heslop’s beneficiaries, and $111,309 for Mr. Stacy’s beneficiaries. To assure itself of funds sufficient to pay the promised death benefits, The Middlefield Banking Company purchased insurance on the executives’ lives with a single premium payment. The Middlefield Banking Company owns the policies and is the sole beneficiary. Of the total premium paid for the insurance on the various executives’ lives, $495,873 is attributable to insurance purchased on the life of Mr. Caldwell, $447,351 is attributable to insurance on the life of Mr. Heslop, and $333,890 is attributable to insurance purchased on the life of Mr. Stacy. The premium amounts are not included in the Summary Compensation Table. The Middlefield Banking Company expects the policies’ death benefits to be sufficient to pay all benefits promised under the executive survivor income agreements.

Severance Agreements. Middlefield and its subsidiaries do not have written employment agreements with officers, although Middlefield entered into severance agreements with executives, including Messrs. Caldwell, Heslop, and Stacy. The severance agreements provide that the executive is entitled to severance compensation if a change in control occurs during the term of the agreement. The severance compensation is payable in a single lump sum. For purposes of the severance agreements, the term change in control is defined as it is defined in Internal Revenue Code section 409A and implementing rules. In the case of executives other than Messrs. Caldwell, Heslop, and Stacy, the lump-sum severance benefit is payable immediately after involuntary termination without cause or voluntary termination with good reason occurring within 24 months after a change in control. Rather than being contingent on a separation from service after a change in control, the lump-sum benefit of Messrs. Caldwell, Heslop, and Stacy is payable immediately after a change in control occurs.

The agreements promise to each executive a lump-sum payment calculated as a multiple of the executive’s salary and the executive’s cash bonus and cash incentive compensation. The multiple of compensation payable under the severance agreements is 2.5 times in the case of Mr. Caldwell and Mr. Heslop and two times compensation for other executives. The agreements also promise continued life, health, and disability insurance coverage for 24 months after employment termination and legal fee reimbursement if the severance agreements are challenged after a change in control.

Retirement Plan. Middlefield does not maintain a defined benefit or actuarial plan providing retirement benefits for officers or employees based on actual or average final compensation. But The Middlefield Banking Company maintains a section 401(k) employee savings and investment plan for substantially all employees and officers who have more than one year of service. The bank’s contribution to the plan is based on 50% matching of voluntary contributions, up to 6% of compensation. An eligible employee may contribute up to 15% of his or her salary. Employee contributions are vested at all times. Bank contributions are fully vested after six years, vesting in 20% annual increments beginning with the second year. Employees also have life insurance benefits under a group term life insurance program, paying benefits to an employee’s beneficiary if the employee dies while employed by The Middlefield Banking Company, up to the lesser of (x) twice the employee’s annual salary at the time of death or (y) $200,000.

Internal Revenue Code Limits. The qualifying compensation regulations issued by the Internal Revenue Service under Internal Revenue Code section 162(m) state that no deduction is allowed for applicable employee remuneration paid by a publicly held corporation to a covered employee to the extent that the remuneration exceeds $1 million for the applicable taxable year, unless specified conditions are satisfied. Salary and bonus amounts deferred by executives are not subject to section 162(m). Currently, Middlefield’s remuneration is not expected to exceed $1 million for any employee. Therefore, Middlefield does not expect that compensation will be affected by the qualifying compensation regulations. The Compensation Committee and Middlefield’s board intend to maintain executive compensation within the section 162(m) deductibility limits, but could permit compensation exceeding the section 162(m) limits in the future.

Transactions with Related Parties. Middlefield directors and executive officers and their associates are customers of and enter into banking transactions with The Middlefield Banking Company in the ordinary course of business. Middlefield expects that these relationships and transactions will continue. The transactions with directors, executive officers, and their associates have not involved more than the normal risk of collectability and have not presented other unfavorable features. Loans and commitments to lend included in these transactions were made and will be made on substantially the same terms – including interest rates and collateral – as those prevailing at the time for comparable transactions with persons not affiliated with Middlefield.

OUTSTANDING EQUITY AWARDS

The following table shows as of December 31, 2015 unvested and unearned stock awards and the number of shares acquirable, exercise prices, and expiration dates of all unexercised stock options held by the executives identified in the Summary Compensation Table.

	Option Awards(1)				Stock Awards(1)
	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#) (2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($) (2)
Name	Exercisable Unexercisable
Thomas G. Caldwell	525 1,000 1,500 2,500		40.24 23.00 23.00 17.55	12/11/2016 11/10/2018 11/10/2018 05/09/2021			814	26,374
James R. Heslop, II	525 1,000 1,950		40.24 23.00 17.55	12/11/2016 11/10/2018 05/09/2021			628	20,347
Donald L. Stacy	525 750 2,500		40.24 37.00 17.55	12/11/2016 12/10/2017 05/09/2021			495	16,038

(1)	adjusted for stock dividends
(2)	Messrs. Caldwell, Heslop, and Stacy received conditional stock awards on June 22, 2015. To become vested in and entitled to the shares, two conditions must be satisfied. The first condition is the executive must maintain continuous service with Middlefield for three years, although this condition will be waived in the case of death or disability or a change in control occurring in the three-year period. The second condition is the average annual return of Middlefield stock for the years 2015, 2016, and 2017 must be at least 8.00%. For this purpose annual return is the sum of annual dividends and the excess of the closing stock price on the final trading day of the year over the closing price on the final trading day of the preceding year, divided by the closing stock price on the final trading day of the preceding year. If the 8.00% goal is not satisfied but the average annual return is positive, the recipient will become the owner of and entitled to a portion of the conditional stock award, forfeiting the remainder. The portion that will be issued to the recipient is the percentage of the total award equal to the percentage achievement of the 8.00% goal. If the average annual return is negative, the entire award is forfeited, unless the Compensation Committee waives the performance condition. If average annual return exceeds 8.00%, the nominal amount of the conditional stock award will increase, up to a maximum of 125% of the nominal award, increasing based on the percentage excess of actual average return over the 8.00% goal. Accordingly, the maximum potential conditional stock award total for Mr. Caldwell is 1,018 shares, for Mr. Heslop 785 shares, and for Mr. Stacy 619 shares. The terms of the award and a copy of the form of conditional award agreement are included in the Form 8-K Current Report filed by Middlefield with the SEC on June 24, 2015. The market value in the table is the number of shares multiplied by the $32.40 closing stock price on December 31, 2015. The conditional stock awards do not confer any shareholder rights until the conditions are satisfied (or waived), such as voting rights, the right to dividends, or the right to transfer shares. Award recipients are not credited for dividends paid by Middlefield on common stock. The conditional stock award agreements include a prohibition against competing with Middlefield for one year after employment termination.

PROPOSAL ONE – ELECTION OF DIRECTORS FOR THE TERM EXPIRING IN 2019

AND

PROPOSAL TWO – ELECTION OF A DIRECTOR FOR THE TERM EXPIRING IN 2018

According to article III, section 2, of Middlefield’s regulations, the board may consist of no fewer than five and no more than 25 directors, the precise number being fixed or changed from time to time within that range by the board or by majority vote of shareholders acting at an annual meeting. Article III, section 2(b) of Middlefield’s regulations provides that if the number of directors (including vacancies) of Middlefield is six or more, the directors must be classified into at least two classes, as nearly equal in number as possible and consisting of no fewer than three directors in each class, designated Class I, Class II, and if there are nine or more directors, Class III. Our board currently consists of ten directors, although one of those director positions has become vacant with the resignation of Director Thomas. Class I of Middlefield’s board consists of Directors Hummel, Jones, and McCaskey (term expiring at the 2017 annual meeting), Class II includes Directors Heslop and Toth (term expiring at the 2018 annual meeting), and Class III consists of Directors Caldwell, Mast, Skidmore, and Turk (term expiring at the 2016 annual meeting). Mr. Joseph J. Thomas, a Class II director, notified Middlefield on February 24, 2016 of his resignation as a director, effective March 31, 2016. Clayton W. Rose III is the nominee to fill the vacancy created by the resignation of Director Thomas.

Nominees. The Corporate Governance and Nominating Committee recommended Directors Caldwell, Mast, Skidmore, Turk for reelection to the board. The board accepted the Corporate Governance and Nominating Committee’s recommendation and nominated these individuals to serve as directors for the term ending at the 2019 Annual Meeting of Shareholders or until their successors are elected and qualified. The Corporate Governance and Nominating Committee recommended and the board nominated Clayton W. Rose III for election to the term expiring at the 2018 Annual Meeting of Shareholders or until a successor is elected and qualified.

Nominee for the term expiring in 2019 (Proposal One)	Age	Director since	Current term expires	Biography
Thomas G. Caldwell	58	1997	2016	Mr. Caldwell is President and Chief Executive Officer of Middlefield, The Middlefield Banking Company, and EMORECO, Inc. Mr. Caldwell served as Vice President of Middlefield until October 2000, when he became President and CEO. Mr. Caldwell’s experience in the banking and financial services industry and significant leadership positions with Middlefield, The Middlefield Banking Company, and EMORECO, Inc. allow him to provide business and leadership expertise to the board.

Darryl E. Mast	65	2013	2016	Darryl Mast is part of the Hattie Larlham organization, a non-profit organization dedicated to improving the lives of children and adults with developmental disabilities. Mr. Mast currently serves as Chief Operations Officer for Hattie Larlham Care Group and Hattie Larlham Foundation, with responsibility for IT and phone systems, facilities, vehicle fleet, housing development, as well as the accounting, finance, and human resource departments. Mr. Mast previously was a Senior Vice President at Second National Bank of Warren and an executive officer of its holding company, Second Bancorp Inc., with responsibility for 33 retail banking centers, private banking, consumer lending, call center, web site, and on-line banking. He also served on the Asset/Liability and other committees. While at Second National Bank Mr. Mast also served as President of the Hattie Larlham Foundation and as Treasurer of the Hattie Larlham Care Group. He has served on various Hattie Larlham boards since 1996. Mr. Mast has served as President of the Rotary Club of Warren and has been involved with numerous community-based organizations, including the Advisory Board of Kent State University’s Trumbull Campus, the Warren Area Chamber of Commerce Economic Development Foundation, and the Wooster Area Chamber of Commerce. Mr. Mast has attended Miami University in Oxford, Ohio and the Graduate School of Banking at the University of Wisconsin. Mr. Mast’s banking experience, his demonstrated leadership ability, and his community involvement add important business and leadership expertise to the board.

William J. Skidmore	59	2007	2016	Mr. Skidmore is Northeast Ohio Senior District Manager of Waste Management and has held progressively responsible positions with Waste Management and a predecessor company since 1978. He previously served on the Board of Directors of both First County Bank in Chardon, Ohio, and of Metropolitan National Bank in Youngstown, Ohio. He is a member and was the past President of the Chardon Rotary, a former President of the Chardon Chamber of Commerce, a former member of the business advisory committee of Kent State University (Geauga), and a past representative to the board of the National Solid Waste Management Association in Washington, D. C. Mr. Skidmore earned a Bachelor’s Degree in Sales and Marketing from Bowling Green State University in 1978. Mr. Skidmore’s business management and banking experience in the northeast Ohio market allow him to provide business and leadership expertise to the board.

Carolyn J. Turk	59	2004	2016	Ms. Turk is the Controller of Molded Fiber Glass Companies and is a licensed CPA. Located in Ashtabula, Ohio, Molded Fiber Glass Companies is a manufacturer of reinforced fiber glass products, with 14 entities in the U.S. and Mexico. Ms. Turk earned a B.S. in Accountancy from Youngstown State University in 1984. She has a long record of community service and currently sits on the Board of Country Neighbor Program, Inc. and the Ashtabula Foundation. Ms. Turk’s business and accounting experience allow her to provide accounting and financial management expertise to the board.

Nominee for the term expiring in 2018 (Proposal Two)	Age	Director since	Current term expires	Biography
Clayton W. Rose III	63	n/a	n/a	Mr. Rose is an Executive Principal in the Dublin, Ohio office of Rea & Associates Inc. CPA’s. He is a licensed CPA. Rea & Associates is a regional public accounting firm with eleven offices in the state of Ohio. Mr. Rose earned a B.S. from The Ohio State University in 1974. He is active in the Dublin community with involvement in Kiwanis, the Dublin Convention and Visitors Bureau, the Dublin Irish Festival, and the Ohio State University Alumni Society. Mr. Rose was a director of Emerald Bank when it merged into The Middlefield Banking Company on January 20, 2014. He became a director of The Middlefield Banking Company shortly after the January 2014 merger. Mr. Rose’s business and accounting experience allow him to provide accounting and financial management expertise to the board.

Five continuing directors

Continuing directors	Age	Director since	Current term expires	Biography
James R. Heslop, II	62	2001	2018	Executive Vice President and Chief Operating Officer of The Middlefield Banking Company since 1996, Mr. Heslop became Executive Vice President and Chief Operating Officer of Middlefield on October 30, 2000. He became a director of the bank in July 1999 and a director of Middlefield on November 19, 2001. He is also the Vice President and Secretary and a director of EMORECO, Inc. From July 1993 until joining The Middlefield Banking Company in April 1996, Mr. Heslop was a Director, President, and Chief Executive Officer of First County Bank in Chardon, Ohio, an institution with total assets exceeding $40 million. First County Bank was an affiliate of FNB Corporation of Hermitage, Pennsylvania. Mr. Heslop earned a B.S. in Business Administration from Wheeling College, an M.B.A. from Tiffin University, and is a graduate of the Graduate School of Banking at the University of Wisconsin-Madison. Mr. Heslop’s education, experience in the banking and financial services industry, and significant leadership positions with Middlefield, The Middlefield Banking Company, and EMORECO, Inc. allow him to provide business and leadership expertise to the board.

Eric W. Hummel	70	2011	2017	Mr. Hummel is President of Hummel Construction, Ravenna, Ohio, a position he has held since 1971. Mr. Hummel attended the Kent State University School of Architecture and the University of Wisconsin College of Engineering. He has been a member of the Portage Foundation Board of Trustees, Kent State University Architecture School Foundation, and Leadership Portage County Board. Mr. Hummel’s extensive business management experience allows him to provide business and leadership expertise to the board.

Kenneth E. Jones	67	2008	2017	A self-employed financial consultant and advisor, Mr. Jones earned a B.S. in Nuclear Engineering from the University of Virginia in 1970 and an M.B.A. from the University of Virginia in 1972. He is also licensed in Ohio as a CPA (inactive). Mr. Jones is a former director of Applied Innovation, Inc. of Dublin, Ohio (NASDAQ), and served as Chairman of its Audit Committee. He has served as the elected fiscal officer of Jefferson Township, Franklin County, Ohio since May 2004. Mr. Jones’ financial and business experience and his service as a director of Middlefield since 2008 allow him to provide business and leadership expertise to the board.

Continuing directors	Age	Director since	Current term expires	Biography
James J. McCaskey	52	2004	2017	Mr. McCaskey is the President of McCaskey Landscape & Design, LLC, a design-build landscape development company. Mr. McCaskey is also a past member of the Board of Directors and past President of the Ohio Landscape Association. Previously, he was Vice President of Sales for the Pattie Group, also a design-build landscape development company, with which he had been employed for seventeen years. Mr. McCaskey also serves on the Advisory Board of Kent State University (Geauga), was President of the Chardon Rotary for the term July 2014 through June 2015, and beginning January 2, 2014 serves as Munson Township Trustee. Mr. McCaskey earned a Bachelor’s Degree in Agricultural Production and a Bachelor’s Degree in Biology from Wilmington College in 1985. Mr. McCaskey’s extensive business management experience, community involvement, and service as a director of Middlefield since 2004 allow him to provide business and leadership expertise to the board.

Robert W. Toth	71	2009	2018	Mr. Toth retired in 2007 as the President of Gold Key Processing, Ltd., headquartered in Middlefield, Ohio. Mr. Toth is a graduate of Ohio University, with a B.B.A. in accounting. Prior to joining Gold Key, he was Vice President – Finance and Administration for Burton Rubber Processing, Inc. Having begun his career with Amsted Industries in Chicago, Illinois, Mr. Toth has held progressively responsible positions with Warner and Swasey Co. and Missouri Portland Cement Co. He has a long record of community service and currently sits on the Board of the Geauga County Library Foundation. Mr. Toth’s extensive business management and community service experience allow him to provide business and leadership expertise to the board.

Directors of The Middlefield Banking Company and EMORECO, Inc. are elected annually and do not serve staggered terms. The ten directors identified in the table above are expected to be nominated and elected to continue serving as directors of The Middlefield Banking Company for the following year. EMORECO, Inc. has four directors, all of whom are expected to be nominated and elected to continue serving for the following year, including Messrs. Caldwell and Heslop.

The Board of Directors recommends voting “FOR” election of Thomas G. Caldwell, Darryl E. Mast, William J. Skidmore, and Carolyn J. Turk to the term expiring at the 2019 annual meeting, and “FOR” election of Clayton W. Rose III to the term expiring at the 2018 annual meeting

PROPOSAL THREE – ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are subject to section 14A of the Securities Exchange Act of 1934, which requires that we provide to our shareholders the opportunity to vote on the compensation of the executive officers named in the Summary Compensation Table. Commonly known as a say-on-pay vote, the shareholder vote required by section 14A is an advisory vote, which means that the vote is not binding on us, on our board of directors, or on the Compensation Committee. The say-on-pay vote is intended to be a vote on the executive officer compensation that is disclosed in this proxy statement in accordance with the disclosure rules of the Securities and Exchange Commission.

The goals of our compensation arrangements are to provide fair and competitive compensation, to provide compensation that promotes the hiring and retention of the most talented personnel, to create incentives for and to reward superior performance, and to align the interests of our officers and employees with the interests of shareholders. The Compensation Committee and the board believe that Middlefield’s compensation arrangements are designed to achieve these goals and that the compensation arrangements reward performance promoting our long-term prosperity. Our compensation arrangements are continually evolving and are and will remain subject to ongoing review and evaluation by the board and by the Compensation Committee. Accordingly, we ask our shareholders to vote on the following resolution at the 2015 Annual Meeting:

“RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed in Middlefield Banc Corp.’s Proxy Statement for the 2016 Annual Meeting in compliance with Item 402 of the Securities and Exchange Commission’s Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.”

Approval of a majority of the votes cast will constitute approval of this proposal to approve the named executive officer compensation disclosed in this proxy statement. An abstention or broker non-vote is not counted as a vote cast, and as a result will have no effect on the vote to approve the proposal. A proxy that does not specify voting instructions will be voted in favor of this non-binding, advisory proposal. Although the results of the say-on-pay vote will not be binding on us, we expect to take the results into account in future compensation decisions.

The Board of Directors recommends that you vote “FOR” approval of the compensation of our named executive officers, as disclosed in this proxy statement

PROPOSAL FOUR – RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

Middlefield’s independent auditor for the year ended December 31, 2015 was S.R. Snodgrass, P.C. The Audit Committee selected S.R. Snodgrass, P.C. to be Middlefield’s independent auditor for the fiscal year ending December 31, 2016 as well. We expect one or more representatives of S.R. Snodgrass, P.C. to be present at the annual meeting. The representative of S.R. Snodgrass, P.C. will have the opportunity to make a statement if desired, and will be available to respond to appropriate questions.

For services in fiscal years ended December 31, 2015 and December 31, 2014 we paid S.R. Snodgrass, P.C. as follows –

	2015	2014
Audit Fees (1)	$108,456	$110,892
Audit-Related Fees	$0	$0
Tax Fees (2)	$15,500	$11,900
All Other Fees (3)	$37,692	$44,624

	$161,648	$167,416

(1)	Audit fees consist of fees for professional services rendered for the audit of Middlefield’s financial statements and review of financial statements included in Middlefield’s quarterly reports.
(2)	Tax service fees include fees for calculation of quarterly estimated taxes and for preparation of corporate income tax and franchise tax returns.
(3)	Other services include assisting in compliance audits related to BSA/OFAC/AML/USA PATRIOT Acts and ACH and assisting in the evaluation of the charter consolidation.

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Auditor Independence. The Audit Committee believes that the non-audit services provided by S.R. Snodgrass, P.C. are compatible with maintaining the auditor’s independence. To the best of Middlefield’s knowledge, none of the time devoted by S.R. Snodgrass, P.C. on its engagement to audit Middlefield’s financial statements for the year ended December 31, 2015 is attributable to work performed by persons other than full-time, permanent employees of S.R. Snodgrass, P.C.

The Board of Directors recommends a vote “FOR” ratification of the appointment of S.R. Snodgrass, P.C. as Middlefield’s independent auditor for the fiscal year ending December 31, 2016

EXECUTIVE OFFICERS

There are no family relationships among any of Middlefield’s directors or executive officers. Executive officers who do not also serve as directors are –

Name	Age	Principal Occupation in the Last 5 Years
David G. Dalessandro	59	Mr. Dalessandro is Senior Vice President/Chief Credit Officer for The Middlefield Banking Company. Prior to joining the bank in July 2014, he was Senior Vice President and Director of Credit Audit with PNC Financial Services group. Mr. Dalessandro has also served as an Examiner with the Federal Reserve Bank of Cleveland. He is a graduate of Pennsylvania State University with a B.S. degree in Accounting and Youngstown State University with an Executive M.B.A. Mr. Dalessandro is also a Certified Public Accountant (inactive).

Courtney M. Erminio	34	Serving as Vice President – Risk Officer, Ms. Erminio joined The Middlefield Banking Company in June 2010. Prior thereto, she was on the internal audit staff of Crowe Horwath LLP. Ms. Erminio is a graduate of the University of Akron, holding a B.S. degree in Business Administration/Finance.

Teresa M. Hetrick	52	Ms. Hetrick is Senior Vice President – Operations/Administration. Ms. Hetrick served as Vice President and Secretary of First County Bank in Chardon, Ohio before joining The Middlefield Banking Company in December 1996.

Eric P. Hollinger	54	Mr. Hollinger is the Senior Vice President/Senior Lender for The Middlefield Banking Company. Prior to joining the bank in 2013, he was a Senior Vice President/Commercial Lender for FirstMerit Bank. Mr. Hollinger holds a B.S. degree in Business Administration/Marketing from Bowling Green State University and an M.B.A. from Case Western Reserve University.

Jeffrey N. Male	66	Mr. Male joined The Middlefield Banking Company in February 2014 and serves as its Senior Vice President – Chief Residential Mortgage Officer. Before joining the bank in 2014, Mr. Male spent his entire banking career, beginning in 1972, with Park View Federal Savings Bank, most recently as Executive Vice President, Residential Lending Operations. He holds a B.A. degree from Dennison University.

Charles O. Moore	54	Mr. Moore joined The Middlefield Banking Company in January 2016 as President – Central Ohio Region. With over 25 years of banking experience, most recently Mr. Moore served as Executive Vice President, Chief Risk and Consumer Lending Officer, of Delaware County Bank in Delaware, Ohio. He has also served as President of Regency Finance Company, a subsidiary of F.N.B. Corporation, and as an executive with U.S. Bank and Banc One. He is a veteran of the U.S. Marine Corps and the U.S. Army National Guard. He is a graduate of Ohio Dominican College and the University of the State of New York. Mr. Moore was formerly the Deputy Superintendent of Consumer Finance and Consumer Affairs for the State of Ohio Division of Financial Institutions. He is currently on the boards of the Ohio Mortgage Bankers Association, the Ohio Dominican College Patriots and Finance curriculum, the Central Ohio Symphony Orchestra, and the Delaware County United Way.

Donald L. Stacy	62	Mr. Stacy joined The Middlefield Banking Company in August 1999 and serves as its Senior Vice President and Chief Financial Officer. Mr. Stacy also is a director, Vice President, and Treasurer of EMORECO, Inc. On October 30, 2000, he was appointed as the Treasurer and Chief Financial Officer of Middlefield. He previously served for 20 years with Security Dollar Bank and Security Financial Corp. in Niles, Ohio, where he was Senior Vice President and Treasurer.

Alfred F. Thompson, Jr.	56	Mr. Thompson is The Middlefield Banking Company’s Vice President/Loan Administration and a director and Vice President of EMORECO, Inc. Mr. Thompson has been with The Middlefield Banking Company since March 1996. He was promoted from loan officer to Assistant Vice President in 1997, and promoted again to his current position in 1998. Before joining The Middlefield Banking Company, Mr. Thompson served as Loan Officer in the Small Business Group of National City Bank, Northeast.

SHAREHOLDER PROPOSALS

Shareholders desiring to submit proposals for inclusion in Middlefield’s proxy materials for the 2017 annual meeting must submit the proposals to Middlefield at its executive offices no later than December 5, 2016. We will not include in our proxy statement or form of proxy for the 2017 annual meeting a shareholder proposal that is received after that date or that otherwise fails to meet requirements for shareholder proposals established by SEC regulations.

If a shareholder intends to present a proposal at the 2017 annual meeting without seeking to include the proposal in Middlefield’s proxy materials for that meeting, the shareholder must give advance notice to Middlefield. According to article I, section 8, of Middlefield’s regulations, the shareholder must give notice at least 60 days but no more than 120 days before the date in 2017 corresponding to the mailing date of this proxy statement for the 2016 annual meeting. This proxy statement is being mailed to shareholders on or about April 4, 2016. Accordingly, a shareholder who desires to present a proposal at the 2017 annual meeting without seeking to include the proposal in Middlefield’s proxy materials for that meeting should provide notice of the proposal to Middlefield no earlier than December 5, 2016 and no later than February 3, 2017. If the shareholder fails to do so, Middlefield’s management will be entitled to use their discretionary voting authority on that proposal, without any discussion of the matter in Middlefield’s proxy materials. Shareholders who desire to submit a proposal for the 2017 annual meeting without seeking to include the proposal in Middlefield’s proxy materials for that meeting should refer to article I, section 8, of Middlefield’s regulations for information concerning the procedures for submitting proposals, including information required to be provided by shareholders submitting proposals.

OTHER MATTERS

The persons named in the proxy will vote all properly executed proxies. If a shareholder specifies a choice for a proposal to be acted upon, the proxy will be voted in accordance with his or her specifications. If no choice is specified, the proxy will be voted FOR election of the nominees identified herein, FOR approval of the executive compensation disclosed in this proxy statement, and FOR ratification of Middlefield’s independent auditor.

The proxy is solicited by Middlefield, conferring discretionary authority to vote on any matters properly presented at the annual meeting or any adjournments thereof. We are not aware of any business to be presented at the meeting other than the business described in this proxy statement. If any matter not set forth in the Notice of Annual Meeting of Shareholders is properly presented at the 2016 annual meeting, the persons named as proxies will vote thereon in accordance with their best judgment.

We mailed our 2015 Annual Report to persons who, as of the March 21, 2016 record date, were shareholders on that date. Additional copies may be obtained without charge by written request. We file periodic reports and other information with the SEC under the Securities Exchange Act of 1934. Copies of the public portions of reports to the SEC may be inspected and copied at the headquarters of the SEC, 450 Fifth Street, NW, Washington, D.C. 20549. The SEC maintains an Internet web site containing reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

If you and others who share your address own your shares in street name, your broker or other holder of record may be sending one copy only of the annual report and proxy statement to your address. Known as “householding,” this practice reduces Middlefield’s printing and postage costs. However, if you wish to receive a separate annual report or proxy statement in the future, you should contact your broker or other holder of record. If you own your shares in street name and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record. Shareholders who share an address to which a single annual report or proxy statement is delivered may orally or in writing request a separate copy of the annual report or proxy statement. Middlefield will deliver the separate annual report or proxy statement promptly at your request.

We will furnish a copy of our Form 10-K Annual Report for the year ended December 31, 2015 without charge to shareholders upon written request to: Mr. Donald L. Stacy, Chief Financial Officer, Middlefield Banc Corp., 15985 East High Street, P.O. Box 35, Middlefield, Ohio 44062

0                    ¢

MIDDLEFIELD BANC CORP.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS

The undersigned shareholder of Middlefield Banc Corp. hereby constitutes and appoints George F. Hasman and Donald D. Hunter, and each of them, with full power of substitution, as proxies to represent the undersigned at the Annual Meeting of Shareholders of Middlefield Banc Corp. to be held on May 11, 2016 and any adjournments and postponements thereof, and to vote the shares of common stock the undersigned would be entitled to vote upon all matters referred to herein and in their discretion upon any other matters that properly come before the Annual Meeting:

(Continued and to be signed on the reverse side.)

¢ 1.1	14475 ¢

ANNUAL MEETING OF SHAREHOLDERS OF

MIDDLEFIELD BANC CORP.

May 11, 2016

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.
Vote online until 11:59 PM EST the day before the meeting.
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Annual Meeting.	COMPANY NUMBER
GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.	ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at www.middlefieldbank.com

i  Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.  i

¢ 20533000000000000000 4	051116

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1 & 2. To elect the five nominees identified below as directors for the term specified and until their successors are elected and qualified		3. To approve the compensation of named executive officers, as disclosed in the proxy statement	FOR ☐	AGAINST ☐	ABSTAIN ☐
NOMINEES:		4. To ratify the appointment of S.R. Snodgrass, P.C. as independent auditor for the fiscal year ending December 31, 2016	☐	☐	☐
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

O  Thomas G. Caldwell    for a term of three years

O  Darryl E. Mast             for  a term of three years

O  William J. Skidmore    for a term of three years

O  Carolyn J. Turk            for  a term of three years

O  Clayton W. Rose III     for a term of two  years

The Board recommends a vote FOR election of the identified nominees in Proposal One, FOR election of the identified nominee in Proposal Two, FOR approval of Proposal Three, approving the compensation of named executive officers, and FOR Proposal Four, ratifying the appointment of S.R. Snodgrass, P.C. as independent auditor.
☐ FOR ALL EXCEPT (See instructions below)

The shares represented by this proxy will be voted as specified. Unless specified to the contrary, all shares of the undersigned will be voted FOR election of the nominees identified in Proposal One, FOR approval of named executive officer compensation, and FOR ratification of the independent auditor. If any other business is properly presented at the meeting, this proxy will be voted by those named herein in accordance with their best judgment. The board knows of no other business to be presented at the meeting.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●		The undersigned acknowledges receipt from Middlefield Banc Corp., before execution of this proxy, of the Notice of Annual Meeting, Proxy Statement, and 2015 Annual Report.

Please mark, sign, date, and return this proxy promptly using the postage paid, self addressed envelope provided.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

¢

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¢

ANNUAL MEETING OF SHAREHOLDERS OF

MIDDLEFIELD BANC CORP.

May 11, 2016

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at www.middlefieldbank.com

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i  Please detach along perforated line and mail in the envelope provided.  i

¢ 20533000000000000000 4	051116

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1 & 2. To elect the five nominees identified below as directors for the term specified and until their successors are elected and qualified		3. To approve the compensation of named executive officers, as disclosed in the proxy statement	FOR ☐	AGAINST ☐	ABSTAIN ☐
NOMINEES:		4. To ratify the appointment of S.R. Snodgrass, P.C. as independent auditor for the fiscal year ending December 31, 2016	☐	☐	☐
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

O  Thomas G. Caldwell    for a term of three years

O  Darryl E. Mast             for  a term of three years

O  William J. Skidmore    for a term of three years

O  Carolyn J. Turk            for  a term of three years

O  Clayton W. Rose III    for a term of two  years

The Board recommends a vote FOR election of the identified nominees in Proposal One, FOR election of the identified nominee in Proposal Two, FOR approval of Proposal Three, approving the compensation of named executive officers, and FOR Proposal Four, ratifying the appointment of S.R. Snodgrass, P.C. as independent auditor.
☐ FOR ALL EXCEPT (See instructions below)

The shares represented by this proxy will be voted as specified. Unless specified to the contrary, all shares of the undersigned will be voted FOR election of the nominees identified in Proposal One, FOR approval of named executive officer compensation, and FOR ratification of the independent auditor. If any other business is properly presented at the meeting, this proxy will be voted by those named herein in accordance with their best judgment. The board knows of no other business to be presented at the meeting.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●		The undersigned acknowledges receipt from Middlefield Banc Corp., before execution of this proxy, of the Notice of Annual Meeting, Proxy Statement, and 2015 Annual Report.

Please mark, sign, date, and return this proxy promptly using the postage paid, self addressed envelope provided.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

¢

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¢